Exhibit 99.1

Delcath Adds Senior Medical Professional to Its Board of Directors

NEW YORK, December 9, 2008 - Delcath Systems, Inc. (Nasdaq:  DCTH) today announced the appointment of Roger G. Stoll, Ph.D. to Delcath’s Board of Directors.  Dr. Stoll is Executive Chairman, of Cortex Pharmaceuticals, Inc. (Amex:  COR), a biotechnology company specializing in the treatment of central nervous system disorders.

Prior to joining Cortex, Dr. Stoll worked as a consultant to several east coast venture capital firms and startup venture companies.  From 1998 to 2001, Dr. Stoll was Executive Vice-President of Fresenius Medical Care - North America, a leading manufacturer and distributor of dialysis products, including hemodialysis machines and filters, and operator of more than 1,500 outpatient dialysis clinics in the United States.

From 1991 to 1998, he was President and Chief Executive Officer of Ohmeda, a global pharmaceutical and medical products business.  Dr. Stoll was a member of the Board of Directors of the BOC Group, Plc, the parent company of Ohmeda, and also served on the Board of directors of St. Jude Medical.  From 1986 to 1991, Dr. Stoll held several executive management positions at Bayer, AG including Executive Vice President and General Manager for the worldwide Diagnostic Business Group.  Prior to that, Dr. Stoll worked for American Hospital Supply Corp., where he rose from Director of Clinical Pharmacology to President of the American Critical Care Division.  He began his pharmaceutical career at the Upjohn Company, where he conducted human pharmacokinetic and drug metabolism clinical trials on various drugs in all phases of development.  He currently serves on the Board of Directors of Chelsea Therapeutics and the School of Pharmacy Advisory Board of the University of Connecticut.

Commenting on today’s announcement, Richard L. Taney, President and Chief Executive Officer of Delcath, stated, “As we move closer to the completion of our first Phase III clinical trial, and prepare for commercialization, the addition of the scientific and industry experience of Dr. Stoll will be an invaluable asset to our Company.  His specific experiences in the areas of filtration, clinical testing and commercialization will provide important experience and input to projects currently underway at Delcath.  We are fortunate that the promise of Delcath’s PHP technology and the critical patient need that it addresses enables us to attract such experienced high caliber professionals to our Board.”

About Delcath Systems, Inc.
Delcath Systems, Inc. is a medical technology company specializing in cancer treatment.  The Company is testing a proprietary, patented drug delivery system for the treatment of liver cancers.  Delcath’s novel drug delivery platform is testing the delivery of ultra-high doses of anti-cancer drugs to the liver while preventing these high doses of drug from entering the patient’s bloodstream.  The Company is currently enrolling patients in Phase III and Phase II clinical studies for the treatment of liver cancers using high doses of melphalan.  The Company’s intellectual property portfolio consists of twenty-eight patents on a worldwide basis including the U.S., Europe, Asia and Canada.  For more information, please visit the Company’s website at www.delcath.com.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf.  This news release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to, uncertainties relating to our ability to successfully complete Phase III clinical trials and secure regulatory approval of our current or future drug-delivery system and uncertainties regarding our ability to obtain financial and other resources for any research, development and commercialization activities.  These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission.  You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.  We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

#   #   #

Company Contact:
Delcath Systems, Inc.
Richard Taney
(212) 489-2100
info@delcath.com

Public Relations Contact:
Rubenstein Associates, Inc.
Robin Wagge
(212) 843-8006
rwagge@rubenstein.com